As filed with the Securities and Exchange Commission on December 13, 2012
Registration No.  333-184192

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
(Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YOU ON DEMAND HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

20-1778374
(I.R.S. Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
(212) 206-1216
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Shane McMahon
27 Union Square, West Suite 502
New York, New York  10003
(212) 206-1216
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

With copies to:
Louis A. Bevilacqua, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, DC  20037
(202) 663-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, par value $0.001 per share	727,063	$3.69	$2,682,862	$307
Common Stock, $0.001 par value, issuable upon conversion of Series C Preferred Stock	250,000	$3.69	$922,500	$106
Common Stock, $0.001 par value, issuable upon exercise of warrants	977,063	$3.69	$3,605,362	$413
Total	1,954,126	$3.69	$7,210,725	$826

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.
(3)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sale prices of the Registrant’s common stock on The Nasdaq Capital Market on September 24, 2012.

(4)	The Registration Fee was previously paid in connection with the original filing of this registration statement on September 28, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to completion, dated December 13, 2012

1,954,126 Shares of Common Stock

YOU ON DEMAND HOLDINGS, INC.

This prospectus relates to 1,954,126 shares of common stock of YOU On Demand Holdings, Inc. that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

•	727,063 shares of common stock;

•	250,000 shares of common stock issuable to the selling stockholders upon the conversion of shares of Series C Preferred Stock; and

•	977,063 shares of common stock issuable to the selling stockholders upon the exercise of warrants.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

The shares of our common stock may be offered through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq Capital Market. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “YOD.” On December 12, 2012, the closing sale price of our common stock as reported on the Nasdaq Capital Market was $2.15.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus and in our Annual Report on Form 10-K to read about risk factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2012

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Obtain Additional Information.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We obtained statistical data, market data, and other industry data and forecasts used throughout this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing in this prospectus.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to (i) “YOU On Demand,” “we,” “us,” “our,” “our Company,” or “the Company” are to YOU On Demand Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries and variable interest entities, or VIEs; (ii) “Securities Act” are to the Securities Act of 1933, as amended; and (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

YOU ON DEMAND HOLDINGS, INC.

Our Business

We operate in the Chinese media segment, through our Chinese subsidiaries and VIEs, (1) a business which provides integrated value-added service solutions for the delivery of pay-per-view, or PPV, video on demand, VOD, and enhanced premium content for cable providers, (2) a cable broadband business based in the Jinan region of China and (3) a television program guide, newspaper and magazine publishing business based in the Shandong region of China.

Through our VIE, Sinotop, and it’s 80% owned operating joint venture Zhong Hai Video, we provide integrated value-added service solutions for the delivery of PPV, VOD, and enhanced premium content for cable providers.  Zhong Hai Video's revenue will be derived primarily from a VOD model, consisting of a fee to view movies, popular titles and live events.

Through our VIE, Jinan Broadband, we provide cable and wireless broadband services, principally internet services, Internet Protocol Point wholesale services, related network equipment rental and sales, and fiber network construction and maintenance.  Jinan Broadband’s revenue consists primarily of sales to our PRC-based internet consumers, cable modem consumers, business customers and other internet and cable services.

Through Shandong Media, we operate our publishing business, which includes the distribution of periodicals, the publication of advertising, the organization of public relations events, the provision of information related services, copyright transactions, the production of audio and video products, and the provision of audio value added communication services. Shandong Media's revenue consists primarily of sales of publications and advertising revenue. The Company has deconsolidated the net assets of Shandong Media as of July 1, 2012. Due to lost of the control of Shandong Media resulting from transfer 20% of ownership in Shandong Media to the Chinese joint venture partners, the Company accounts for the 30% interest in Shandong Media by the equity method.

Our Corporate History

YOU On Demand Holdings, Inc., our parent holding company, was formed in the State of Nevada on October 22, 2004, pursuant to a reorganization of a California entity formed in 1988.   Prior to January 2007, we were a blank check shell company.

On January 23, 2007, we acquired CB Cayman, which at the time was a party to the cooperation agreement with our PRC-based wholly-foreign-owned-entity, or WFOE, in a reverse acquisition transaction.

Office Location

The address of our principal executive office is 27 Union Square West, Suite 502, New York, New York 10003 and our telephone number is (212) 206-1216.  We maintain a website at www.yod.com that contains information about our Company, though no information contained on our website is part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders
1,954,126 shares (consisting of (i) 727,063 shares of common stock, (ii) 250,000 shares of common stock issuable upon conversion of Series C Preferred Stock, and (iii) 977,063 shares of common stock issuable upon the exercise of warrants).

Offering Price	The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.
Use of proceeds
All of the shares of common stock being offered under this prospectus are being offered and sold by the selling stockholders. Accordingly, although we may receive proceeds from time to time from the exercise of warrants by some of the selling stockholders, we will not receive any proceeds from the resale of the shares by the selling security holders.

The Nasdaq Capital Market	Our common stock is quoted on the Nasdaq Capital Market under the symbol “YOD.”

 RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the important risk factor below and the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed on March 30, 2012, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement.  Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These restricted securities, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of six months, calculated pursuant to Rule 144.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 1,954,126 shares of our common stock that were issued or are issuable to selling stockholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth information regarding the beneficial ownership of outstanding shares of our common stock owned by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Each of the selling stockholders, or their respective transferees, donees or their successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The number of shares disclosed in the table below as "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock held by that selling stockholder are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 11,827,827 shares of common stock outstanding as of December 12, 2012.

Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, unless otherwise indicated below, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

Name	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After Offering *
Fidelity Funds Asian Smaller Companies Pool(1)	25,000	25,000	0	*
Fidelity Funds Pacific Pool(2)	641,052	230,000	411,052	*
Mac & Co. fbo Fidelity Investment Trust: Fidelity International Small Cap Fund(3)	148,636	55,000	93,636	*
Fidelity Investment Japan IT Japan Asia Growth Mother Fund(4)	115,753	40,000	75,753	*
Poliakine Horowitz Ltd. (5)	250,000	250,000	0	*
Robert Wolf(6)	250,000	250,000	0	*
Greg Tagaris(7)	346,667	200,000	146,667	*
Neil & Irene Danics(8)	113,334	100,000	13,334	*
Harry & Charlotte Katz(9)	71,334	50,000	21,334	*
Dan Foley(10)	58,834	37,500	21,334	*
Ron Josef Ben-Zakai(11)	25,000	25,000	0	*
Shai Gerson(12)	12,500	12,500	0	*
Kerry Propper(13)	12,500	12,500	0	*
George Kaufman(14)	12,576	5,000	7,576	*
Chardan SPAC Asset Management LLC(15)	645,000	325,000	320,000	*
Steven Oliveira 1998 Charitable Remainder Unitrust(16)	0	175,000	0	*
Chardan Capital Markets LLC(17)	162,258	161,626	632	*
Total	-	1,954,126	-	-
*	Less than 1%

(1) Includes 12,500 shares underlying a warrant to purchase shares of common stock. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, through its control of the subsidiaries that advise the funds and accounts managed by them, has voting and dispositive power over the shares owned by Fidelity Funds Asian Smaller Companies Pool.  FIL Investments International, a wholly owned subsidiary of FIL, carries out the voting of the shares under written guidelines established by the FIL Board of Directors

(2) Includes 115,000 shares underlying a warrant to purchase shares of common stock and 29,244 shares of common stock underlying right to purchase at a per share price of $6.60.  The common stock underlying the right to purchase are not included in this prospectus.  FIL, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, through its control of the subsidiaries that advise the funds and accounts managed by them, has voting and dispositive power over the shares owned by Fidelity Funds Pacific Pool.  FIL Investments International, a wholly owned subsidiary of FIL, carries out the voting of the shares under written guidelines established by the FIL Board of Directors.

(3) Includes 27,500 shares underlying a warrant to purchase shares of common stock and 6,662 shares of common stock underlying right to purchase at a per share price of $6.60.  The common stock underlying the right to purchase are not included in this prospectus.  Fidelity Management and Research Company (“FMR”), 82 Devonshire Street, Boston, Massachusetts 02109, is a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940.  FMR LLC, through its control of FMR, has power to dispose of the securities owned by Mac & Co fbo Fidelity Investment Trust: Fidelity International Small Cap Fund.  FMR carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(4) Includes 20,000 shares underlying a warrant to purchase shares of common stock and 5,389 shares of common stock underlying right to purchase at a per share price of $6.60.  The common stock underlying the right to purchase are not included in this prospectus.  FIL, through its control of the subsidiaries that advise the funds and accounts managed by them, has voting and dispositive power over the shares owned by Fidelity Japan Asia Growth Mother Fund.  FIL Investments International, a wholly owned subsidiary of FIL, carries out the voting of the shares under written guidelines established by the FIL Board of Directors.

(5)  Includes 125,000 shares underlying a warrant to purchase shares of common stock.

(6) Includes 125,000 shares underlying a warrant to purchase shares of common stock.

(7) Includes 100,000 shares underlying a warrant to purchase shares of common stock.

(8) Includes 50,000 shares underlying a warrant to purchase shares of common stock.

(9) Includes 25,000 shares underlying a warrant to purchase shares of common stock.

(10) Includes 18,750 shares underlying a warrant to purchase shares of common stock.

(11) Includes 12,500 shares underlying a warrant to purchase shares of common stock.

(12) Includes 6,250 shares underlying a warrant to purchase shares of common stock.

(13) Includes 6,250 shares underlying a warrant to purchase shares of common stock.

(14) Includes 2,500 shares underlying a warrant to purchase shares of common stock.

(15) Includes 162,000 shares underlying the Company’s Series C Preferred Stock and 162,500 shares underlying a warrant to purchase shares of common stock.  Also includes 320,000 shares underlying the Company’s Series B Preferred Stock, which shares are not included in this prospectus.  Mr. Steven Oliveira maintains voting and dispositive control over the shares held by Chardan SPAC Asset Management LLC.

(16) Includes 87,500 shares underlying the Company’s Series C Preferred Stock and 87,500 shares underlying a warrant to purchase shares of common stock.  Mr. Steven Oliveira, trustee, maintains voting and disposive control over the shares held by Steven Oliveira 1998 Charitable Remainder Unitrust.

(17) Includes 80,813 shares underlying a warrant to purchase shares of common stock.  Kerry Propper, CEO, and Steven Urbach, President, share voting and dispositive control over securities held by Chardan Capital Markets LLC. Steven Urbach is the brother of Marc Urbach, the company's president and Chief Financial Officer

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2011 and 2010, and for the years ended December 31, 2011 and 2010, incorporated in this prospectus by reference, have been audited by UHY LLP, an independent registered public accounting firm, and are incorporated in reliance upon their report dated March 30, 2012, given upon such firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement.  For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits.  With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 15, 2012;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed on August 14, 2012;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed on November 14, 2012.
•
The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on May 29, 2012, pursuant to Section 12(b) of the Exchange Act, as amended; and

•	Our Current Reports on Form 8-K, as follows:

Form	Filed On
8-K	May 21, 2012
8-K	June 4, 2012
8-K	August 31, 2012
8-K	October 23, 2012

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number:  YOU On Demand Holdings, Inc., 27 Union Square West, Suite 502, New York, New York 10003; telephone number: (212) 206-1216. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting our website at www.yod.com.

1,954,126 Shares of Common Stock

YOU ON DEMAND HOLDINGS, INC.

PROSPECTUS

         , 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to be Paid*
SEC Registration Fee (1)	$826
Printing Fees and Expenses	2,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Miscellaneous	1,000
Total	$43,826

* All amount shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15.	Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding,  if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.  Section 78.7502 of the NRS also (i) precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and (ii) requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel.  Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of  the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•
We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

•
We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as a director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16.	Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on December 13, 2012.

YOU On Demand Holdings, Inc.

By:	/s/ Marc Urbach
Marc Urbach
President and Chief Financial Officer
(Principle Financial and Accounting Officer)

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 13, 2012.

Signature	Title

/s/ Shane McMahon
Shane McMahon	Chief Executive Officer and Chairman of the Board (Principle Executive Officer)

/s/ Marc Urbach
Marc Urbach	President and Chief Financial Officer (Principle Financial and Accounting Officer)

/s/
Weicheng Liu	Senior Executive Officer, and Director

/s/
James Cassano	Director

/s/
Michael Birkin	Director

/s/
Michael Jackson	Director

By:	/s/ Marc Urbach
Marc Urbach
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada (Incorporated by reference to Exhibits 3.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2012).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed August 23, 2010).

5.1	Opinion of Lewis and Roca LLP.*

23.1	Consent of UHY LLP.*

23.2	Consent of Lewis and Roca LLP (included in Exhibit 5.1).*

24	Power of Attorney**

*	Filed herewith.
**	Previously filed.